Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Hannon Armstrong Sustainable Infrastructure Capital, Inc.

/s/ CHARLES M. O’NEIL

Dated: February 13, 2013